UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2018

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation or organization)	File Number)

30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□		Emerging growth company

□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Telephone and Data Systems, Inc. (“TDS”) previously filed a Current Report on Form 8-K dated February 23, 2018, which disclosed, among other things, that Douglas D. Shuma would be retiring as Senior Vice President-Finance and Chief Accounting Officer effective May 18, 2018.  That Form 8-K also indicated that TDS and Mr. Shuma were in the process of entering into an agreement relating to Mr. Shuma’s provision of consulting services to TDS and its subsidiaries for a period of one year following his retirement.  This consulting agreement has now been executed.  Accordingly, the following amends and supplements the initial Form 8-K filing pursuant to paragraph (e) of Item 5.02:

(e)

TDS entered into a Consulting Agreement with Douglas D. Shuma effective June 1, 2018.  Pursuant to this agreement, subject to the terms and conditions thereof (i) Mr. Shuma retired as an employee of TDS effective May 18, 2018, (ii) TDS agreed to retain Mr. Shuma as a consultant beginning on June 1, 2018 and continuing through May 31, 2019 (the “Term”); (iii) TDS will pay Mr. Shuma a consulting fee of $12,500 per month during the Term; and (iv) Mr. Shuma will be required to comply with covenants relating to non-disclosure of confidential information.  The foregoing brief description is qualified by reference to the copy of such agreement attached which is incorporated by reference herein as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

(d)    Exhibits:

Exhibit Number	Description of Exhibits

10.1	Form of Consulting Agreement Effective June 1, 2018 between TDS and Douglas D. Shuma

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.
(Registrant)

Date:	May 23, 2018	By:	/s/ Douglas W. Chambers
Douglas W. Chambers
Senior Vice President - Finance and Chief Accounting Officer
(principal financial officer and principal accounting officer)